                                                                     Exhibit 4.4

                                                                  EXECUTION COPY
================================================================================


                              ___________________

                         REGISTRATION RIGHTS AGREEMENT

                         DATED AS OF JANUARY 31, 1997

                              ___________________


                                 by and among

                              CCPR SERVICES, INC.

                 CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.

                                      and

                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION

                             SALOMON BROTHERS INC

                     WASSERSTEIN PERELLA SECURITIES, INC.


================================================================================

     This Registration Rights Agreement (the "Agreement") is made and entered
                                              ---------
into as of January 31, 1997, by and among CCPR Services, Inc., a Delaware corporation ("Services"), Cellular Communications of Puerto Rico, Inc., a Delaware corporation ("CCPR") and Donaldson, Lufkin & Jenrette Securities
                       ----
Corporation, Salomon Brothers Inc, and Wasserstein Perella Securities, Inc. (collectively, the "Initial Purchasers"), who have agreed to purchase
                    ------------------
$200,000,000 principal amount of Services' 10% Series A Senior Subordinated Notes due 2007 (the "Series A Notes") pursuant to the Purchase Agreement (as
                     --------------
defined below).

     This Agreement is made pursuant to the Purchase Agreement, dated January 28, 1997 (the "Purchase Agreement"), by and among Services, CCPR and the Initial
               ------------------
Purchasers. In order to induce the Initial Purchasers to purchase the Series A Notes, Services and CCPR have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 9 of the Purchase Agreement.

     The parties hereby agree as follows:


1.   DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     Act:  The Securities Act of 1933, as amended.
     ---

     Broker-Dealer:  Any broker or dealer registered under the Exchange Act.
     -------------

     Broker-Dealer Transfer Restricted Notes:  Series B Notes (as defined below)
     ---------------------------------------
that are acquired by a Broker-Dealer in the Exchange Offer in exchange for Series A Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Series A Notes acquired directly from Services, CCPR or any of their affiliates).

     Business Day:  Any day except a Saturday, Sunday or other day in the City
     ------------
of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

     Closing Date:  The date hereof.
     ------------

     Commission:  The Securities and Exchange Commission.
     ----------

     Consummate:  An Exchange Offer shall be deemed "Consummated" for purposes
     ----------
of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (c) the delivery by Services to the Registrar under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes tendered by Holders thereof pursuant to the Exchange Offer.

     Damages Payment Date:  With respect to the Series A Notes, each Interest
     --------------------
Payment Date.

     Effectiveness Target Date:  As defined in Section 5.
     -------------------------

     Exchange Act:  The Securities Exchange Act of 1934, as amended.
     ------------

     Exchange Offer:  The registration by Services under the Act of the Series B
     --------------
Notes pursuant to the Exchange Offer Registration Statement pursuant to which Services offers the Holders of all outstanding Transfer Restricted Notes the opportunity to exchange all such outstanding Transfer Restricted Notes held by such Holder for Series B Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Notes tendered in such exchange offer by such Holders.

     Exchange Offer Registration Statement:  The Registration Statement relating
     -------------------------------------
to the Exchange Offer, including the related Prospectus.

     Exempt Resales:  The transactions in which the Initial Purchasers propose
     --------------
to sell the Series A Notes to (i) certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, (ii) certain institutional "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3), and
(7) of Regulation D under the Act and (iii) to non-U.S. persons outside the United States in reliance upon Regulation S under the Act.

     Holders:  As defined in Section 2(b) hereof.
     -------

     Indenture:  The Indenture, dated as of the Closing Date, among Services,
     ---------
CCPR and The Chase Manhattan Bank of New York, as trustee (the "Trustee"),
                                                                -------
pursuant to which the Notes are issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

     Interest Payment Date:  As defined in the Indenture and the Notes.
     ---------------------

     Liquidated Damages:  As defined in Section 5 hereof.
     ------------------

     NASD:  National Association of Securities Dealers, Inc.
     ----

     Notes:  The Series A Notes and the Series B Notes.
     -----

     Person:  An individual, partnership, corporation, trust, unincorporated
     ------
organization, or a government or agency or political subdivision thereof.

     Prospectus:  The prospectus included in a Registration Statement, as
     ----------
amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     Record Holder:  With respect to any Damages Payment Date, each Person who
     -------------
is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

     Registration Default:  As defined in Section 5 hereof.
     --------------------

     Registration Statement:  Any registration statement of Services relating to
     ----------------------
(a) an offering of Series B Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Notes pursuant to the Shelf Registration Statement, in each case, (i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     Restricted Broker-Dealer:  Any Broker-Dealer which holds Broker-Dealer
     ------------------------
Transfer Restricted Notes.

     Series B Notes:  Services' 10% Series B Senior Subordinated Notes due 2007
     --------------
to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) upon the request of any Holder of Series A Notes covered by a Shelf Registration Statement, in exchange for such Series A Notes.

     Shelf Registration Statement:  As defined in Section 4 hereof.
     ----------------------------

     TIA:  The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as
     ---
in effect on the date of the Indenture.

     Transfer Restricted Notes:  Each Series A Note, until the earliest to occur
     -------------------------
of (a) the date on which such Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Note has been effectively registered under the Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (d) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act or is saleable pursuant to Rule 144(k) under the Act.

     Underwritten Registration or Underwritten Offering:  A registration in
     -------------------------    ---------------------
which securities of Services are sold to an underwriter for reoffering to the public.


2.   SECURITIES SUBJECT TO THIS AGREEMENT

     (a) The securities entitled to the benefits of this Agreement are the Transfer Restricted Notes.

     (b) A Person is deemed to be a holder of Transfer Restricted Notes (each, a "Holder") whenever such Person owns Transfer Restricted Notes.
 ------


3.   REGISTERED EXCHANGE OFFER

     (a) Unless the Exchange Offer shall not be permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), Services and CCPR shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 120 days after the Closing Date, the Exchange Offer Registration Statement,
(ii) use their reasonable best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 160 days after the Closing Date, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Series B Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Series B Notes to be offered in exchange for Transfer Restricted Notes and to permit sales of Broker-Dealer Transfer Restricted Notes by Restricted Broker-Dealers as contemplated by Section 3(c) below.

     (b) Services and CCPR shall use their reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open, for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. Services and CCPR shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Notes shall be included in the Exchange Offer Registration Statement. Services and CCPR shall use their reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days thereafter.

     (c) Services and CCPR shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Restricted Broker-Dealer who holds Transfer Restricted Notes and that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities, may exchange such Transfer Restricted Notes (other than Transfer Restricted Notes acquired directly from Services) pursuant to the Exchange Offer; provided, however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of each Series B Note received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales of Broker-Dealer Transfer Restricted Notes by Restricted Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

     (d) Services and CCPR shall use their best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for sales of Broker-Dealer Transfer Restricted Notes by Restricted Broker-Dealers, and to ensure that such Registration Statement conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the date on which the Exchange Offer is Consummated.

     (e) Services and CCPR shall promptly provide sufficient copies of the latest version of such Prospectus included in the Exchange Offer Registration Statement to such Restricted Broker-Dealers upon request, and in no event later than two days after such request, at any time during such one-year period in order to facilitate such sales.

4.   SHELF REGISTRATION

     (a) Shelf Registration.  If (i) Services and CCPR are not required to file
         ------------------
an Exchange Offer Registration Statement or to Consummate the Exchange Offer with respect to the Series B Notes because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or (ii) if any Holder of Transfer Restricted Notes shall notify Services or CCPR within 20 Business Days following the Consummation of the Exchange Offer that (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer or
(B) such Holder may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Series A Notes acquired directly from Services, CCPR or one of their affiliates, then Services and CCPR shall

               (x) use their best efforts to cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement") on or prior to the earliest to occur of
          ----------------------------
     (1) the 30th day after the date on which Services determines that it is not required to file the Exchange Offer Registration Statement, (2) the 30th day after the date on which Services or CCPR receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) above, and
     (3) the 160th day after the Closing Date (such earliest date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide
      ---------------------
     for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

               (y) use their best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 30th day after the Shelf Filing Deadline.

     Services and CCPR shall use their best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Notes by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least three years following the Closing Date or such shorter period ending when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold in the manner set forth and as contemplated by such Shelf Registration Statement.

     (b) Provision by Holders of Certain Information in Connection with the
         ------------------------------------------------------------------
Shelf Registration Statement.  No Holder of Transfer Restricted Notes may
----------------------------
include any of its Transfer Restricted Notes in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to Services or CCPR in writing, within 20 Business Days after receipt of a request therefor, such information as Services or CCPR may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Notes shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each

Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to Services or CCPR all information required to be disclosed in order to make the information previously furnished to Services or CCPR by such Holder not materially misleading.


5.   LIQUIDATED DAMAGES

     If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has
                     -------------------------
not been Consummated within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared immediately effective (each such event referred to in clauses
(i) through (iv), a "Registration Default"), then Services and CCPR hereby
                     --------------------
jointly and severally agree to pay to each Holder of Transfer Restricted Notes so affected, during the first 90-day period immediately following the occurrence of such Registration Default, liquidated damages (the "Liquidated Damages") in
                                                       ------------------
an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Notes held by such Holder for so long as the Registration Default continues. The amount of Liquidated Damages payable to each Holder shall increase by an additional $.05 per week per $1,000 principal amount of Transfer Restricted Notes held by such Holder for each subsequent 90-day period up to a maximum of $.25 per week per $1,000 principal amount of Transfer Restricted Notes held by such Holder. All accrued Liquidated Damages shall be paid to Record Holders by Services or CCPR by wire transfer of immediately available funds or by federal funds check on each Damages Payment Date, as provided in the Indenture. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of Liquidated Damages with respect to such Transfer Restricted Securities will cease.

     All accrued Liquidated Damages shall be paid by Services or CCPR to Holders of record in the same manner in which payments of interest are made pursuant to the Indenture. All obligations of Services and CCPR set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Note at the time such security ceases to be a Transfer Restricted Note shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.


6.   REGISTRATION PROCEDURES

     (a) Exchange Offer Registration Statement.  In connection with the Exchange
         -------------------------------------
Offer, Services and CCPR shall comply with all of the provisions of Section 6(c) below, shall use their reasonable best efforts to effect such exchange and to permit the sale of Broker-Dealer Transfer Restricted Notes being sold in accordance with the intended method or methods of distribution thereof and shall comply with all of the following provisions:

          (i) If, following the date hereof, there has been published a change in Commission policy with respect to exchange offers such as the Exchange Offer, such that in the reasonable opinion of counsel to Services and CCPR there is a substantial question as to whether the

     Exchange Offer is permitted by applicable federal law, Services and CCPR hereby agree to seek oral interpretive advice or other favorable decision, including a no-action letter, from the Commission allowing Services and CCPR to Consummate an Exchange Offer for such Series A Notes. Services and CCPR hereby agree to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, Services and CCPR hereby agree to take all such other actions as are requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission staff, (B) delivering to the Commission staff an analysis prepared by counsel to Services and CCPR setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff of such submission; provided, however, that Services and CCPR shall not be required to take commercially unreasonable action in connection with the foregoing.

          (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Notes shall furnish, upon the request of Services and CCPR, prior to the Consummation of the Exchange Offer, a written representation to Services and CCPR (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of Services or CCPR (or that if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Act to the extent applicable), (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B Notes to be issued in the Exchange Offer and (C) it is acquiring the Series B Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Notes shall otherwise reasonably cooperate with Services and CCPR in preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and
                   ----------------------------
     Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted
     ----------------------------------
     in the Commission's letter to Shearman & Sterling dated July 2, 1993, and
                                   -------------------
     similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Series B Notes obtained by such Holder in exchange for Series A Notes acquired by such Holder directly from Services, CCPR or any of their affiliates.

          (iii) Prior to effectiveness of the Exchange Offer Registration Statement, Services and CCPR shall provide a supplemental letter to the Commission (A) stating that Services and CCPR are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon
                                                                       -----
     Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and
     ----------------------------                           ------------------
     Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter
     --------
     obtained pursuant to clause (i) above, (B) including a representation that neither Services nor CCPR has entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of Services' and CCPR's information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer and (C) including any other undertaking or representation reasonably required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above.

     (b) Shelf Registration Statement.  In connection with the Shelf
         ----------------------------
Registration Statement, Services and CCPR shall comply with all the provisions of Section 6(c) below and shall use their reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Notes being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to Services or CCPR pursuant to Section 4(b) hereof), and pursuant thereto Services and CCPR will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Notes in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

     (c) General Provisions.  In connection with any Registration Statement and
         ------------------
any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Notes (including, without limitation, any Exchange Offer Registration Statement and the related Prospectus, to the extent that the same are required to be available to permit sales of Broker-Dealer Transfer Restricted Notes by Restricted Broker-Dealers), Services and CCPR shall:

          (i) use their reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Act or any regulation thereunder, financial statements of CCPR) for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein
     (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Notes during the period required by this Agreement, Services and CCPR shall file promptly an appropriate amendment to such Registration Statement, (1) in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of either clause (A) or (B), use their reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter; provided, however, that Services and CCPR may allow the Shelf Registration Statement to fail to be effective or usable for a period of up to 60 days during the three-year period of effectiveness required by Section 4 hereof, but in no event for any period in excess of 30 consecutive days, if (1) the board of directors of Services or CCPR determines in good faith that it is in the best interests of Services or CCPR not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving Services or CCPR and (2) Services or CCPR notify the Holders within two Business Days after such determination by the board of directors; provided, further, however, that the three-year period referred to in Section 4 hereof shall be extended by the number of days during which the Shelf Registration Statement was not effective or usable pursuant to the foregoing;

          (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the period set forth in
     Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Notes covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424 and 430A, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Notes under state securities or Blue Sky laws, Services and CCPR shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (iv) furnish to the Initial Purchasers, each selling Holder named in any Registration Statement or Prospectus and the underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including, upon request, all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and Services and CCPR will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the selling Holders of the Transfer Restricted Notes covered by such Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

          (v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s) in connection with such sale, if any, and, if requested by a selling Holder, make Services' and CCPR's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

          (vi) subject to the execution of customary confidentiality agreements, make available at reasonable times for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders or any of such underwriter(s), all financial and other records, pertinent corporate documents and properties of Services and CCPR and cause their officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

          (vi) if requested by any selling Holders or the underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Notes, information with respect to the principal amount of Transfer Restricted Notes being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Notes to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after Services or CCPR is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

          (viii) cause the Transfer Restricted Notes covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby or the underwriter(s), if any;

          (ix) furnish to each selling Holder and the underwriter(s) in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and exhibits (including exhibits incorporated therein by reference);

          (x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holders or underwriter(s) reasonably may request; Services and CCPR hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Notes covered by the Prospectus or any amendment or supplement thereto;

          (xi) to enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Notes pursuant to any Registration Statement contemplated by this Agreement as may be reasonably requested by any selling Holder of Transfer Restricted Notes included in such registration or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement and, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, Services and CCPR shall:

               (A) furnish, to each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of, and, if applicable, upon the date of the Consummation of the Exchange Offer and, if applicable, the effectiveness of the Shelf Registration Statement:

                    (1) a certificate, dated the date of Consummation of the
               Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed on behalf of Services and CCPR by (x) the President or any Vice President and
               (y) a principal financial or accounting officer of Services and CCPR, confirming, as of the date thereof, the matters set forth in paragraphs (a) through (c) of Section 9 of the Purchase Agreement and such other similar matters as the Holders and/or underwriter(s) may reasonably request;

                    (2) an opinion, dated the date of Consummation of the
               Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for Services and CCPR, covering matters similar to those set forth in paragraphs (e), (f) and (g) of Section 9 of the Purchase Agreement and such other matter as the Holders may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with directors, officers and other representatives of Services and CCPR and representatives of the independent public accountants for Services and CCPR in connection with the preparation of the applicable Registration Statement and has considered the matters required to be stated therein and the statements concluded therein, although such counsel is not passing upon and does not assume responsibility for, the accuracy, completeness or fairness of such statements and has made no independent check or verification thereof; and that such counsel advises such Holders, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of Services), no facts have come to such counsel's attention which led it to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel need express no opinion or belief with respect to the financial statements and related notes and other financial, statistical and accounting data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                    (3) a customary comfort letter, dated as of the date of
               effectiveness of the Shelf Registration Statement or the date of Consummation of the Exchange Offer, as the case may be, from Services' and CCPR's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 9(i) of the Purchase Agreement, without exception;

               (B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

               (C) deliver such other documents and certificates as may be reasonably requested by the selling Holders or the underwriter(s), if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by Services and CCPR pursuant to this clause
          (xi).

          The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of Services and CCPR contemplated in (A)(1) above cease to be true and correct, Services or CCPR shall so advise the underwriter(s), if any, and selling Holders promptly and if requested by such Persons, shall confirm such advice in writing;

          (xii) prior to any public offering of Transfer Restricted Notes, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Notes under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Notes covered by the applicable Registration Statement; provided, however, that neither Services nor CCPR shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

          (xiii) issue, upon the request of any Holder of Series A Notes covered by any Shelf Registration Statement contemplated by this Agreement, Series B Notes, having an aggregate principal amount equal to the aggregate principal amount of Series A Notes surrendered to Services by such Holder in exchange therefor or being sold by such Holder; such Series B Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Series A Notes held by such Holder shall be surrendered to Services for cancellation;

          (xiv) in connection with any sale of Transfer Restricted Notes that will result in such securities no longer being Transfer Restricted Notes, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Notes to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Notes in such denominations and such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Notes;

          (xv) use their reasonable best efforts to cause the disposition of the Transfer Restricted Notes covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Notes, subject to the proviso contained in clause (xi) above;

          (xvi) if any fact or event contemplated by clause (c)(iii)(D) above shall exist or have occurred, use their reasonable best efforts to prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Notes, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (xvii) provide a CUSIP number for all Transfer Restricted Notes not later than the effective date of a Registration Statement covering such Transfer Restricted Notes and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Notes which are in a form eligible for deposit with The Depository Trust Company;

          (xviii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use their reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Notes to consummate the disposition of such Transfer Restricted Notes;

          (xix) otherwise use their reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to their security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

          (xx) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use their reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

          (xxi) cause all Transfer Restricted Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by Services are then listed if requested by the Holders of a majority in aggregate principal amount of Series A Notes or the managing underwriter(s), if any; and

          (xxii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or
     Section 15(d) of the Exchange Act.

     (d) Restrictions on Holders.  Each Holder agrees by acquisition of a
         -----------------------
Transfer Restricted Note that, upon receipt of any notice from Services or CCPR of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Notes pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing by Services or CCPR that the use of the Prospectus may be resumed (the "Advice"), and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by Services or CCPR, each Holder will deliver to Services or CCPR (at Services' or CCPR's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Notes that was current at the time of receipt of either such notice. In the event Services or CCPR shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice.


7.   REGISTRATION EXPENSES

     (a) All expenses incident to the Services' or CCPR's performance of or compliance with this Agreement will be borne by Services and CCPR, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Series B Notes to be issued in the Exchange Offer and printing of Prospectuses, messenger and delivery services and telephone); (iv) all fees and disbursements of counsel for the Services and CCPR and, subject to Section 7(b) below, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Services and CCPR (including the expenses of any special audit and comfort letters required by or incident to such performance).

     Services and CCPR will bear their internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by Services or CCPR.

     (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), Services and CCPR will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.


8.   INDEMNIFICATION

          (a) Services and CCPR, jointly and severally, agree to indemnify and hold each of the Holders and each person, if any, who controls or is under common control with any of the Holders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act harmless from and against any and all losses, claims, damages, liabilities, actions or judgments (including, without limiting the foregoing, the reasonable legal and other expenses incurred in connection with any action, suit or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus, or any amendment or supplement thereto, or arise out of or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that Services and CCPR will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission (i) in reliance upon and in conformity with written information furnished to Services or CCPR by any Holder specifically for use therein or (ii) made in a preliminary Prospectus, if a copy of the final Prospectus (as amended or supplemented, if Services or CCPR shall furnish the amendment or supplement thereto) was not sent or given by or on behalf of the Holders to the person asserting any such loss, claim or liability, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Notes as required by the Securities Act and the final Prospectus (as so amended or supplemented) would have corrected in all material respects such untrue statement or omission.

          (b) In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against any Holder or any person controlling such Holder, based upon any Registration Statement or Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against Services or CCPR, such Holder or any person controlling such Holder shall promptly notify Services or CCPR in writing and Services or CCPR shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Holder and payment of all reasonable fees and expenses. Such Holder or any such controlling person shall have the right to employ separate counsel in any such action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Holder's expense or at the expense of any such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by Services or CCPR, (ii) neither Services nor CCPR has assumed the defense and employed counsel reasonably satisfactory to such Holder within a reasonable time after notice of commencement of such action, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both a Holder or such controlling person and Services or CCPR and such Holder or such controlling person shall have been advised in writing by such counsel (with a copy to Services or CCPR) that there may be one or more legal defenses available to such Holder or such controlling person which are different from or additional to those available to Services or CCPR (in which case Services and CCPR shall not have the right to assume the defense of such action or proceeding on behalf of such Holder or on behalf of such controlling person, it being understood, however, that Services and CCPR shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Holders and such controlling persons, which firm shall be designated in writing by the Holders, and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of reasonably satisfactory invoices) . Services and CCPR shall not be liable for any settlement of any such action effected without the written consent of Services or CCPR, which shall not be unreasonably withheld, but if settled with the written consent of Services or CCPR or if there is a final judgment for the plaintiff, Services and CCPR agree to indemnify and hold harmless such Holder and any such controlling person from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity has been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (c) Each Holder agrees, severally but not jointly, to indemnify and hold harmless Services, CCPR and their respective directors, officers, and any person controlling Services or CCPR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from Services or CCPR to each Holder, but only with reference to information relating to such Holder furnished in writing by or on behalf of such Holder expressly for use in any Registration Statement or Prospectus or any supplement or amendment to any thereof. In case any action shall be brought against Services, CCPR or any of their directors, any such officers, or any such controlling person based on any Registration Statement or Prospectus and in respect of which indemnity may be sought against any or all of the Holders, such Holders shall have the rights and duties given to Services and CCPR (except that if Services or CCPR as provided in Section 8(b) hereof shall have assumed the defense thereof such Holders shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at such Holder's expense), and Services, CCPR and their directors, any such officers, and any such controlling person shall have the rights and duties given to the Holders by Section 8(b) hereof.

          (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by Services and CCPR on the one hand and the Holders on the other from the sale of the Series A Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Services and CCPR on the one hand and the Holders on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by Services and CCPR on the one hand and the Holders on the other hand shall be deemed to be in the same proportions as the total proceeds from the offering of the Series A Notes (net of underwriting discounts and commissions but before deducting expenses) received by Services and CCPR, and the total proceeds received by such

Holder upon its sale of the Series A Notes, respectively. The relative fault of Services and CCPR on the one hand and the Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by Services and CCPR or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

          Services, CCPR and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), in no event shall any Holder be required to contribute any amount in excess of the amount received by such Holder with respect to the sale of its Series A Notes exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(d) are several and not joint and are in proportion to the respective underwriting obligations hereunder.

          (e) The obligations of Services and CCPR under this Section 8 shall be in addition to any liability that Services and CCPR may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any of the Holders within the meaning of the Securities Act; and the obligations of the Holders under this Section 8 shall be in addition to any liability that each respective Holder may otherwise have and shall extend, upon the same terms and conditions, to each director and officer of Services and CCPR and to each person, if any, who controls Services or CCPR within the meaning of the Securities Act.


9.   RULE 144A

     Services and CCPR hereby agree with each Holder, for so long as any Transfer Restricted Notes remain outstanding, to make available, upon request of any Holder of Transfer Restricted Notes, to any Holder or beneficial owner of Transfer Restricted Notes in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Notes designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Notes pursuant to Rule 144A.


10.  UNDERWRITTEN REGISTRATIONS

     No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Notes on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, lock-up letters and other documents required under the terms of such underwriting arrangements.


11.  SELECTION OF UNDERWRITERS

     The Holders of Transfer Restricted Notes covered by a Shelf Registration Statement who desire to do so may sell such Transfer Restricted Notes in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Notes included in such offering. Such investment bankers and managers must be reasonably satisfactory to Services and CCPR and are referred to herein as the "underwriters."


12.  MISCELLANEOUS

     (a) Remedies.  Services and CCPR agree that monetary damages (including the
         --------
Liquidated Damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) No Inconsistent Agreements.  Services and CCPR will not, on or after
         --------------------------
the date of this Agreement, enter into any agreement with respect to their securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither Services nor CCPR have previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of Services' or CCPR's securities under any agreement in effect on the date hereof.

     (c) Adjustments Affecting the Notes.  Services and CCPR will not take any
         -------------------------------
action, or voluntarily permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

     (d) Amendments and Waivers.  The provisions of this Agreement may not be
         ----------------------
amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless Services or CCPR have obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Notes. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Notes subject to such Exchange Offer.

     (e) Notices.  All notices and other communications provided for or
         -------
permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

          (ii)   if to Services or CCPR:

                         CCPR Services, Inc.
                         110 East 59th Street, 26th Floor
                         New York, NY  10022
                         Telecopier No.: (212) 752-1157
                         Attention:  Chief Financial Officer

                 With a copy to:

                         Skadden, Arps, Slate, Meagher & Flom LLP
                         919 Third Avenue
                         New York, NY  10022
                         Telecopier No.: (212) 735-2000
                         Attention:  Thomas H. Kennedy, Esq.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

     (f) Successors and Assigns.  This Agreement shall inure to the benefit of
         ----------------------
and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Notes; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Notes directly from such Holder.

     (g) Counterparts.  This Agreement may be executed in any number of
         ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) Headings.  The headings in this Agreement are for convenience of
         --------
reference only and shall not limit or otherwise affect the meaning hereof.

     (i) Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
         -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

     (j) Severability.  In the event that any one or more of the provisions
         ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (k) Entire Agreement.  This Agreement together with the other Operative
         ----------------
Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by Services and CCPR with respect to the Transfer Restricted Notes. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              Very truly yours,


                              CCPR SERVICES, INC.



                              By: /s/ Richard J. Lubasch
                                 -----------------------------------------
                              Name: Richard J. Lubasch
                              Title: Senior Vice President-General Counsel
                                     and Secretary



                              CELLULAR COMMUNICATIONS OF
                              PUERTO RICO, INC.


                              By: /s/ Richard J. Lubasch
                                 -----------------------------------------
                              Name: Richard J. Lubasch
                              Title: Senior Vice President-General Counsel
                                     and Secretary


Accepted and Agreed to:

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
SALOMON BROTHERS INC
WASSERSTEIN PERELLA SECURITIES, INC.


By:  Donaldson, Lufkin & Jenrette
       Securities Corporation


By: ________________________________
Name:
Title:

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              Very truly yours,


                              CCPR SERVICES, INC.



                              By: ___________________________________
                              Name:
                              Title:



                              CELLULAR COMMUNICATIONS OF
                              PUERTO RICO, INC.


                              By: ___________________________________
                              Name:
                              Title:


Accepted and Agreed to:

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
SALOMON BROTHERS INC
WASSERSTEIN PERELLA SECURITIES, INC.


By:  Donaldson, Lufkin & Jenrette
       Securities Corporation


By: /s/ Michael J. Connelly
   -------------------------
Name: Michael J. Connelly
Title:  Managing Director